PriceSmart Announces May Sales;

Third Quarter Earnings Release Dates Also Announced

San Diego, CA (June 7, 2016) – PriceSmart, Inc. (NASDAQ: PSMT) today announced that net warehouse club sales for the month of May 2016 were $230.2 million, equal  to that recorded in May 2015. For the nine months ended May 31, 2016, net sales increased 4.4% to $2,134.4 million from $2,043.8 million for the nine months ended May 31, 2015. There were 38 warehouse clubs in operation at the end of May 2016 and 36 warehouse clubs in operation at the end of May 2015.

For the five-week period ended May 29, 2016, comparable sales for the 36 warehouse clubs open at least 13 1/2 full months decreased 3.4%, compared to the same five-week period last year. For the thirty-nine week period ended May 29, 2016, comparable warehouse sales decreased 0.8%, compared to the comparable thirty-nine week period a year ago.

Comparable warehouse sales were negatively impacted by the devaluation of the Colombian peso from the year ago period. Six warehouse clubs in Colombia are in the calculation for comparable warehouse sales. Excluding those warehouse clubs, the five-week and thirty-nine week comparable warehouse sales for the other 30 warehouse clubs open at least 13 ½ full months decreased 1.1% and increased 2.4%, respectively.

PriceSmart plans to release third quarter 2016 financial results on Thursday, July 7, 2016, after the market closes. PriceSmart management will host a conference call at 12:00 p.m. Eastern time (9:00a.m. Pacific time) on Friday, July 8, 2016, to discuss the financial results. Individuals interested in participating in the conference call may do so by dialing (877)  852-6561 toll free, or (719) 325-4765 for international callers and entering participant code 2945542. A digital replay will be available through July 31, 2016, following the conclusion of the call by dialing (888) 203-1112 for domestic callers, or (719) 457-0820 for international callers, and entering replay passcode 2945542.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Latin America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 38 warehouse clubs in 12 countries and one U.S. territory (six each in Costa Rica and Colombia; five in  Panama, four in Trinidad; three each in Guatemala, the Dominican Republic and Honduras; two each in El Salvador and Nicaragua; and one each in Aruba, Barbados, Jamaica and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company's anticipated future revenues and earnings, adequacy of future cash flow, proposed warehouse club openings, the Company's performance relative to competitors, the outcome of tax proceedings and related matters. These forward-looking statements include, but are not limited to, statements containing the words expect, believe, will, may, should, project, estimate, anticipated, scheduled, and like expressions, and the negative thereof. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “anticipated,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that  could  cause  actual  results  to  differ  materially,  including the  following risks:  our  financial performance is dependent on international operations, which exposes us to various risks; any failure by us to manage our widely dispersed operations could adversely affect our business; we face significant competition; future sales growth depends, in part, on our ability to successfully open new warehouse clubs and grow sales in our existing locations; we might not identify in a timely manner or effectively respond to changes in consumer preferences for merchandise, which could adversely affect our relationship with members, demand for our products and market share; although we have begun to offer limited online shopping to our members, our sales could be adversely affected if one or more major international online retailers were to enter our markets or if other competitors were to offer a superior online experience; our profitability is vulnerable to cost increases; we face difficulties in the shipment of and inherent risks in the importation of, merchandise to our warehouse clubs; we are exposed to weather and other natural disaster risks; general economic conditions could adversely impact our business in  various respects; we are subject to risks associated with possible changes in our relationships with third parties with which we do business, as well as the performance of such third parties; we rely extensively on computer systems to process transactions, summarize results and manage our business; failure to adequately maintain our systems and disruptions in  our systems could harm our business and adversely affect our results of operations; we could be subject to additional tax liabilities; a few of our stockholders own approximately 27.7% of our voting stock as of February 29, 2016, which may make it difficult to complete some corporate transactions without their support and may impede a change in control; failure to attract and retain qualified employees, increases in wage and benefit costs, changes in laws and other labor issues could materially adversely affect our financial performance; we are subject to volatility in foreign currency exchange rates; we face the risk of exposure to product liability claims, a product recall and adverse publicity; any failure to  maintain the security of the information relating to our company, members, employees and vendors that we hold, whether as a result of cybersecurity attacks on our information systems, failure of internal controls, employee negligence or malfeasance or otherwise, could damage our reputation with members, employees, vendors and others, could cause us to incur substantial additional costs and to become subject to litigation and could materially adversely affect our operating results; we are subject to payment related risks; changes in accounting standards and assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial condition and results of operations; we face increased public company compliance risks and compliance risks related to our international operations; if remediation costs or  hazardous substance contamination levels at certain properties for which we maintain financial responsibility exceed management's current expectations, our financial condition and results of operations could be adversely impacted. The risks described above as well as the other risks detailed in the Company's U.S. Securities and Exchange Commission (“SEC”) reports, including the Company's Annual Report on Form 10-K filed for the fiscal year ended August 31, 2015 filed on October 29, 2015 pursuant to the Securities Exchange Act of 1934. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact John M. Heffner, Principal Financial Officer and Principal Accounting

Officer (858) 404-8826.